Exhibit 10.6

GENO LLC

INCENTIVE COMMON SHARE PLAN

AS AMENDED THROUGH SEPTEMBER 18, 2013

1. Purpose and Effective Date. This Incentive Common Share Plan (the “Plan”) adopted and effective August 7, 2007 (the “Effective Date”) is intended to provide incentives to the managers, officers, employees, consultants, advisors, distributors and suppliers (collectively, “Eligible Persons”) of GENO LLC, a Delaware limited liability company (the “Company”), or of any direct or indirect wholly owned subsidiaries of the Company (collectively, “Related Companies”). Such incentives shall consist of grants to Eligible Persons of interests in Incentive Common Shares of the Company or options to purchase Incentive Common Shares of the Company (“Options”). All such Incentive Common Shares and Options shall be granted for such consideration (if any) as the Company’s Board of Managers (the “Board”) in its sole discretion shall set with the grant of each interest. For purposes of this Plan, the term “Common Shares” shall have the meaning given to such term in that certain Eighth Amended and Restated Limited Liability Company Agreement of GENO LLC, dated as of September 20, 2013, and as further amended from time to time, including all exhibits and appendixes thereto (the “LLC Agreement”), attached hereto as Exhibit A. (All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the LLC Agreement.)

2. Administration of this Plan.

2.1 Board or Committee Administration. This Plan shall be administered by the Board. The Board may appoint a committee (the “Committee”) of two or more of its members to administer this Plan and to make grants of Incentive Common Shares and Options hereunder, provided such Committee is delegated such powers in accordance with the LLC Agreement and applicable state law. (All references in this Plan to the “Committee” shall mean the Board if no such Committee has been so appointed). If the Company registers any class of any equity security pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), this Plan shall be administered in accordance with the applicable rules set forth in Rule 16b-3 or any successor provisions of the Exchange Act (“Rule 16b-3”). From and after the date the Company becomes subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to compensation earned under this Plan, each member of the Committee shall also be an “outside director” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

2.2 Authority of Board or Committee. Subject to the terms of this Plan and those of any other Applicable Documents (as defined below), the Committee shall have the authority to: (a) determine the Eligible Persons of the Company and Related Companies to whom Incentive Common Shares and Options may be granted pursuant to this Plan; (b) determine the time or times at which Incentive Common Shares and

Options may be granted or become vested; (c) determine whether restrictions such as repurchase options and “drag-along” rights, co-sale rights and rights of first refusal are to be imposed on any Incentive Common Shares or Options and the nature of such restrictions, if any; (d) impose such other terms and conditions with respect to any one or more Incentive Common Shares granted pursuant to this Plan, not inconsistent with the terms of this Plan, as it deems necessary or desirable; and (e) interpret this Plan and prescribe and rescind rules and regulations relating to it.

The interpretation and construction by the Committee of any provisions of this Plan, or of any Incentive Common Share or Option granted under it, shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out this Plan as it may deem best. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to this Plan, or any Incentive Common Shares or any Options granted under it.

For purposes of this Plan, the term “Applicable Documents” shall mean this Plan, the LLC Agreement and, with respect to each Eligible Person who is granted Incentive Common Shares or Options under the Plan, the Participation Agreement between the Company and such Eligible Person (the “Participation Agreement”) or the Option Agreement between the Company and such Eligible Person (the “Option Agreement”), as the case may be.

2.3 Delegation to Officer of Authority to Grant Incentive Common Shares and Options. Without limiting the foregoing, the Board, in its discretion, may also delegate to a single officer of the Company who is a member of the Board (to the extent consistent with the Applicable Documents and applicable state law) all or part of the Board’s or Committee’s authority and duties with respect to granting Incentive Common Shares and Options to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and who are not “covered employees” within the meaning of Section 162(m) of the Code, subject to such limitations as the Board or the Committee deems appropriate, including without limitation as to the number of Incentive Common Shares and Options that may be included in a grant made during the period of delegation and the setting of vesting schedules or criteria. Such officer (the “Delegated Officer”) shall act as a one-member committee of the Board and shall in any event be subject to the same provisions as are applicable to the Committee. References to the Committee in this Plan shall also include the Delegated Officer, but only to the extent consistent with the authorities and duties delegated to the Delegated Officer by the Board. The Board may revoke or amend the terms of a delegation at any time, but such action shall not invalidate any prior actions of the Delegated Officer that were consistent with the terms of this Plan.

2.4 Committee Actions. The Committee may select one of its members as its chairman and shall hold meetings at such time and places as it may determine. Acts by a majority of the Committee, acting at a meeting (whether held in person or by teleconference), or acts reduced to or approved in writing by all of the members of the Committee, shall be the valid acts of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer this Plan, subject to compliance with this section.

2.5 Grant of Incentive Common Shares and Options to Board or Committee Members. Grants of Incentive Common Shares and Options may be made to members of the Board or the Committee, subject to compliance with Rule 16b-3 when required by this section. All grants made to members of the Board or the Committee shall in all respects be made in accordance with the provisions of this Plan applicable to other Eligible Persons.

3. Eligible Persons. Grants of Incentive Common Shares and Options may be made to any Eligible Persons of the Company or any Related Company. The Committee may take into consideration a recipient’s individual circumstances in determining whether to make any grant. Granting any Incentive Common Shares or Options to any individual or entity shall neither entitle that individual or entity to, nor disqualify him or it from, participation in any other grant under this Plan or other compensation programs of the Company or any Related Company.

4. Reserved Shares. The aggregate number of Incentive Common Shares and Incentive Common Shares subject to Options which may granted pursuant to this Plan is 5,000,000 (or such greater number approved by the Board), subject to adjustment as provided in Section 11. Incentive Common Shares issued under the Plan that are subsequently repurchased by or forfeited to the Company for any reason shall be available for issuance for purposes of computing the foregoing limitation.

5. Granting of Incentive Common Shares. Incentive Common Shares may be granted under this Plan at any time on or after the Effective Date. The date of grant of an Incentive Common Share under this Plan (“Date of Grant”) will be the date specified by the Committee at the time it makes the grant or such date that is specified in the Participation Agreement; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant.

At the time that any Incentive Common Share is granted under this Plan, the Committee may designate such Share as a profits interest (a “Profits Interest”), in which case the Committee shall determine the Deemed Liquidation Value (as defined below) attributable to such Share and shall reduce the amount otherwise distributable with respect to such Incentive Common Share (on account of a liquidity event or other capital distribution, but not on account of profits from operations of the Company) by the amount of such Deemed Liquidation Value, and such designation and Deemed Liquidation Value shall be reflected in the applicable Participation Agreement. Notwithstanding any provision of this Plan to the contrary, the rights of the grantee of any Incentive Common Share that is designated as a Profits Interest shall be subject to the limitations described in the immediately preceding sentence.

As used herein, the term “Deemed Liquidation Value” shall mean the minimum amount that would be distributed in respect of each Common Share of the Company outstanding prior to the proposed grant which is not an Incentive Common Share designated as a Profits Interest, and the Company sold all of its assets for an amount of cash equal to the gross fair market value thereof on the date of grant, as determined in the reasonable discretion of the Committee, such determination being final, and, after the payment of all of the Company’s liabilities (but with respect to any nonrecourse liability of the Company, only the portion thereof that does not exceed the fair market value, as so determined, of the assets securing such liability) all of the remaining cash were distributed to the Members as provided in Section 6(a) of the LLC Agreement.

6. Vesting of Incentive Common Shares. Subject to the provisions of any Participation Agreement, any employment or consulting agreement or any other agreement relating to the grant of Incentive Common Shares under this Plan to the contrary, and further subject to Sections 8 through 11 of this Plan, each Incentive Common Share granted under this Plan shall vest as follows:

6.1 In General. Unless otherwise specified by the Committee and set forth in the applicable Participation Agreement, Incentive Common Shares granted to an Eligible Person shall vest in accordance with the following schedule: (a) as to 33.33% of such Incentive Common Shares, on the first anniversary of the Date of Grant of the Incentive Common Shares, (ii) as to an additional 33.33% of such Incentive Common Shares, on the second anniversary of the Date of Grant, and (iii) as to the remaining 33.34% of such Incentive Common Shares, on the third anniversary of the Date of Grant. The Committee may also specify such other conditions precedent as it deems appropriate to the vesting of an Incentive Common Share.

6.2 Acceleration of Vesting. The Committee shall have the right to accelerate the date of vesting of any Incentive Common Share upon the occurrence of any condition or event that the Committee may specify in the relevant Participation Agreement (and subject to any requirements or limitations as the Committee may also set forth in such Participation Agreement).

6.3 Voting Rights. No holder or grantee of an Incentive Common Share shall have any right to vote such Share in any matter unless and until such Share becomes a vested share pursuant to the terms of this Plan and the relevant Participation Agreement.

7. Granting of Options. Options may be granted under this Plan at any time on or after the Effective Date. The date of grant of an Option under this Plan (“Date of Grant”) will be the date specified by the Committee at the time it makes the grant or such date that is specified in the Option Agreement; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant. Subject to the provisions of any Option Agreement, any employment or consulting agreement or any other agreement relating to the grant of Options under this Plan to the contrary, and further subject to Sections 8 through 11 of this Plan, each Option granted under this Plan shall vest as follows:

7.1 In General. Unless otherwise specified by the Committee and set forth in the applicable Option Agreement, Options granted to an Eligible Person shall vest 25% annually on the anniversary date of the Date of Grant. The Committee may also specify such other conditions precedent as it deems appropriate to the vesting of Options.

7.2 Acceleration of Vesting. The Committee shall have the right to accelerate the date of vesting of any Option upon the occurrence of any condition or event that the Committee may specify in the relevant Option Agreement (and subject to any requirements or limitations as the Committee may also set forth in such Option Agreement).

7.3 Voting Rights. No Eligible Person shall have any right to vote in any matter unless and until the Option is exercised in accordance with this Plan and the Option Agreement.

7.4 Exercise of Options. The granting of an Option shall impose no duty upon the Eligible Person to exercise such Option. The Committee shall determine the option price, the manner and time period in which Options may be exercised, and all other terms and conditions of the Options. The Committee shall also determine the timing and form of the purchase price paid by an Eligible Person upon the exercise of an Option.

7.5 Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Agreement:

(A) In cash, by certified or bank check or other instrument acceptable to the Committee;

(B) Through the delivery (or attestation to the ownership) of shares of the Company that have been purchased by the Eligible Person on the open market or that are beneficially owned by the Eligible Person and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at fair market value (as reasonably determined by the Committee) on the exercise date. To the extent required to avoid variable accounting treatment under ASC 718 or other applicable accounting rules, such surrendered shares shall have been owned by the Eligible Person for at least six (6) months; or

(C) By the Eligible Person delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the Eligible Person chooses to pay the purchase price as so provided, the Eligible Person and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure.

7.6 Rule 701. If the issuance of the Incentive Common Shares issuable upon exercise of any Option is not exempt from registration under Rule 701 (or any similar subsequently enacted provision) under the Securities Act of 1933, as amended (the “Securities Act”), and under applicable state securities laws, or covered by a registration statement under the Securities Act and under applicable state securities laws, the Eligible Person’s right to exercise the Option and the Company’s obligation to deliver Incentive Common Shares upon exercise of an Option shall be subject to receipt by the Company of a letter containing investment representations, such letter to be in a form and substance reasonably acceptable to the Company and signed by the person exercising the Option.

7.7 Members. Exercise of Options granted to an Eligible Person under the Plan shall constitute agreement by the Eligible Person to become party to and bound by the LLC Agreement as a “Member” (as such term is defined in the LLC Agreement). If such Eligible Person is not already a Member, he or she shall execute a supplemental signature page or instrument of accession to the LLC Agreement as a condition precedent to such person’s exercise of such Option. A copy of the relevant provisions of the LLC Agreement shall be made available for review by an Eligible Person upon written request to the Company.

8. Termination of Employment. Except as otherwise provided by the terms of any Participation Agreement or Option Agreement, any employment or consulting agreement or any other agreement relating to the grant of Incentive Common Shares or Options under this Plan, and subject to the provisions of Subsection 11.2 of this Plan, if a grantee of Incentive Common Shares or Options ceases to be employed by or otherwise provide services to the Company and all Related Companies (including without limitation by reason of death or disability), no Incentive Common Shares or Options that are then unvested shall become vested following the date of such cessation of employment or provision of services, and his unvested Incentive Common Shares or Options shall be forfeited back to the Company immediately following such cessation. Upon any such forfeiture, the grantee of the forfeited Incentive Common Shares or Options shall be entitled to receive consideration for such forfeited interests equal only to the amount (if any) paid to the Company or any Related Company for such forfeited interests. Nothing in this Plan shall be deemed to give any grantee of any Incentive Common Share or Options the right to be retained in employment or other service by the Company or any Related Company for any period of time.

Notwithstanding anything contained in this Section 8 to the contrary, the Board or Committee may establish rules in connection with particular grants of Incentive Common Shares or Options with respect to Misconduct, as defined below, committed by a grantee of an Incentive Common Share or Option. “Misconduct” shall mean any one or more of the following: (a) the commission of an act of embezzlement, fraud or dishonesty; (b) the deliberate disregard of the rules or policies of the Company or any Related Company which results in material loss, damage or injury to the Company or any Related Company, whether directly or indirectly; (c) the unauthorized disclosure of any trade secret or confidential information of the Company or any Related Company; (d) the material breach by the grantee of any agreement with the Company or any Related Company, including without limitation any noncompetition agreement between the grantee and the Company or any Related Company; or (e) the willful and continuing or repeated failure by the grantee to perform his or her material responsibilities to the Company or any Related Company.

9. Assignability. No Incentive Common Shares or Options shall be assignable or transferable by the grantee except as provided in the LLC Agreement, any applicable Participation Agreement or Option Agreement or other Applicable Document. No Incentive Common Share or Option shall be subject to execution, attachment, or similar process, assignment, or any other alienation or hypothecation. Upon any attempt to so transfer, assign, pledge, hypothecate, or otherwise dispose of any Incentive Common Share or Option, or of any right or privilege conferred by the agreement or instrument granting such Incentive Common Share or Option, contrary to the provisions thereof or hereof or upon the levy of any attachment or similar process upon any such Incentive Common Share or Option, right or privilege, such Incentive Common Share or Option and such rights and privileges shall immediately become null and void.

10. Terms and Conditions of Grants of Incentive Common Shares and Options. Grants of Incentive Common Shares and Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve, including without limitation the form of Participation Agreement attached hereto as Exhibit B and the form of Option Agreement attached hereto as Exhibit C. Such instruments shall conform to the terms and conditions set forth in Sections 6 through 9 hereof to the extent applicable and may contain such other provisions as the Committee deems advisable which are not inconsistent with this Plan. Without limiting the foregoing, such provisions may include transfer restrictions, rights of refusal, vesting provisions, repurchase rights, lock-up provisions, drag-along and co-sale rights with respect to Incentive Common Shares and such other restrictions applicable to Incentive Common Shares and Options as the Committee may deem appropriate. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

11. Adjustments. Upon the occurrence of any of the following events, an Eligible Person’s rights with respect to Incentive Common Shares or Options granted to him hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between such Eligible Person and the Company relating to such Incentive Common Shares or Options:

11.1 Distributions and Splits. If either Common Shares or the Incentive Common Shares of the Company shall be subdivided or combined into a greater or smaller number of such Common Shares or Incentive Common Shares or if the Company shall issue any Common Shares or Incentive Common Shares as a distribution with respect to its outstanding Common Shares or Incentive Common Shares, the number of Incentive Common Shares or Options held by each holder thereof shall be appropriately increased or decreased proportionately to reflect such subdivision, combination or distribution.

11.2 Liquidation Event. In the event of a Liquidation Event occurs while an Eligible Person maintains a business relationship with the Company or any Related Company, then immediately prior to the consummation of the Liquidation Event, all of the outstanding unvested Incentive Common Shares and Options held by such Eligible Person shall become vested Incentive Common Shares or Options, as the case may be; and the Committee or the board of directors (or equivalent governing body of a non-corporate entity) of any entity surviving the Liquidation Event (the “Successor Board”) shall, with respect to outstanding Incentive Common Shares, (a) cancel each vested Incentive Common Share in exchange for a cash payment equal to the fair market value (as reasonably determined by the Committee or Successor Board taking into account as appropriate the Capital Account balance attributable to such Incentive Common Share) of such Incentive Common Share; or (b) in the event of a sale of the Company’s Common Shares, require that each holder of Incentive Common Shares sell to the purchaser of the Company’s Common Shares all Incentive Common Shares held by such holder at a price equal to the portion of the net consideration from such sale which is attributable to such Incentive Common Shares (as reasonably determined by the Committee or the Successor Board).

Notwithstanding anything to the contrary in this Section 11, in the event of a Liquidation Event pursuant to which Eligible Persons will receive upon consummation thereof a payment (in cash or otherwise) for each share surrendered in the Liquidation Event, the Committee shall have the right without the consent of the Eligible Person, but not the obligation, to make or provide for a payment to each Eligible Persons holding vested Options, in exchange for the cancellation of each vested Option, an amount equal to the difference between (A) the amount payable in such Liquidation Event on account of one Common Share and (B) the exercise price of such Option.

11.3 Recapitalization or Reorganization. If a recapitalization or reorganization of the Company (other than Liquidation Event) occurs, pursuant to which securities of the Company or of another entity are issued with respect to the outstanding Common Shares, an Eligible Person that is a holder of Incentive Common Shares or Options shall be entitled to receive such securities in exchange for or with respect to such Incentive Common Shares and/or Options taking into account, as the Committee shall reasonably determine, the impact on the value of each such Incentive Common Share of the Capital Account balance attributable to such Incentive Common Share.

11.4 Issuances of Securities and Non-Common Shares Distributions. Except as expressly provided herein, no issuance by the Company of equity interests of any class, or securities convertible into equity interests of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Incentive Common Shares and Options held by each holder thereof. No adjustments shall be made for distributions paid in cash or in property other than equity interests in the Company (and, in the case of equity interests in the Company, such adjustments shall be made pursuant to the foregoing Subsection 11.1 above).

11.5 Adjustments. Upon the happening of any of the foregoing events described in Subsections 11.1, 11.2 or 11.3, the aggregate number of Incentive Common Shares and Options set forth in Section 4 hereof that may be granted under this Plan shall also be appropriately adjusted to reflect the events described in such sections. The Successor Board with respect to an Acquisition shall determine the specific adjustments to be made under this Section 11, and its determination shall be conclusive.

12. Term and Amendment of Plan. This Plan shall expire on the tenth anniversary of its Effective Date (except as to Incentive Common Shares or Options outstanding on that date). Subject to Section 14, the Board may terminate or amend this Plan in any respect at any time.

13. Section 162(m). In the event that the Company (or its successor) becomes subject to Section 162(m) of the Code, then, notwithstanding anything herein to the contrary, no Incentive Common Share shall be granted or become vested if such Incentive Common Share is granted to an employee that is a “covered employee” as defined in Section 162(m) of the Code, and the Committee has determined that such Incentive Common Share should be structured so that it is not “applicable employee remuneration” under such Section 162(m), unless and until the terms of this Plan, including any amendment hereto, have been approved by the Company’s (or its successor’s) stockholders in the manner and to the extent required under such Section 162(m).

14. Amendment of Incentive Common Shares or Options. The Board or Committee may amend, modify or cancel any outstanding Incentive Common Shares, Options or agreement or instrument granting such Incentive Common Shares or Options, including, but not limited to, substituting therefor another equity interest in the Company of the same or a different type or changing the date of vesting; provided that, except as otherwise provided in Section 8, the grantee’s consent to such action shall be required unless the Board or Committee determines that the action, taking into account any related action, would not materially and adversely affect the grantee.

15. Governmental Regulation. The Company’s obligation to deliver Incentive Common Shares or Options under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such Incentive Common Shares or Options.

16. Withholding of Taxes. In the event that the grant or vesting of any Incentive Common Share hereunder gives rise to any obligation of the Company to withhold any taxes under applicable federal, state, local or foreign tax laws (including without limitation pursuant to Section 3402(a) of the Code), the Company may require the grantee of such Incentive Common Share to pay additional withholding taxes in respect of the amount that is considered to be subject to such withholding under such tax laws. The Committee in its discretion may condition the grant or vesting of any Incentive Common Share on the grantee’s payment of such additional withholding taxes.

16.1 Withholding of Additional Income Taxes. The Company may require an Eligible Person to pay additional withholding taxes in respect of such Eligible Person’s Option to the extent required by law, including, without limitation, as a result of the exercise of an Option.

17. Compliance with Code Section 409A. No Incentive Common Share or Option shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Committee, at the time of grant or any amendment or modification, specifically provides that the Incentive Common Share or Option is not intended to comply with Section 409A of the Code. The Board and the Committee shall each have the express authority to modify the Plan and each Incentive Common Share or Option to the extent necessary to comply with all applicable requirements of Section 409A. Notwithstanding the foregoing, neither the Company nor any member of the Board or any Committee shall have any liability to any person if any Incentive Commons Shares or Options that are intended to be exempt from, or compliant with, Section 409A are not so exempt or compliant.

18. Governing Law; Construction. The validity and construction of this Plan and the instruments granting or evidencing Incentive Common Shares and Options shall be governed by the laws of the state of Delaware. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.